Exhibit 10.2

ESCROW AGREEMENT

This Escrow Agreement (this “Agreement”), dated as of June ____, 2007, is entered into by and among China Agritech, Inc., a Delaware corporation (the “Company”), each of the parties listed below who were Investors to the private offering of securities of the Company, Chang Yu, in his individual capacity (“Chang”), and Securities Transfer Corporation (hereinafter referred to as “Escrow Agent”).

WHEREAS, each of the Investors has entered into a Securities Purchase Agreement, dated as of the date hereof (the “SPA”) evidencing their participation in the Company’s private offering (the “Offering”) of securities. As an inducement to the Investors to participate in the Offering and as set forth in the SPA, Chang agreed to place the “Escrow Shares” (as hereinafter defined) into escrow for the benefit of the Investors in the event the Company failed to satisfy the “Performance Thresholds” (as hereinafter defined);

WHEREAS, pursuant to the requirements of the SPA, the Company, Chang and the Investors have agreed to establish an escrow on the terms and conditions set forth in this Agreement;

WHEREAS, Escrow Agent has agreed to act as escrow agent pursuant to the terms and conditions of this Agreement; and

WHEREAS, all capitalized terms used but not defined herein shall have the meanings assigned them in the SPA.

NOW, THEREFORE, in consideration of the mutual promises of the parties and the terms and conditions hereof, the parties hereby agree as follows:

1. Appointment of Escrow Agent. The Investors, Chang and the Company hereby appoint Securities Transfer Corporation as Escrow Agent to act in accordance with the terms and conditions set forth in this Agreement, and Escrow Agent hereby accepts such appointment and agrees to act in accordance with such terms and conditions.

2. Establishment of Escrow Upon the execution of this Agreement, Chang shall deliver to Escrow Agent a stock certificate evidencing 1,124,564 shares (the “Escrow Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) along with a Stock Power executed in blank. As used in this Agreement, “Transfer Agent” means Securities Transfer Corporation, or such other entity hereafter retained by the Company as its stock transfer agent as specified in a writing from the Company to Escrow Agent.

3. Representations and Covenants of the Company and Chang Each of the Company and Chang hereby individually and not severally represent and warrant to the Investors as follows:

(i) Authorization; Enforcement. Chang has the requisite capacity and authority to enter into and to consummate the transactions contemplated by each of this Agreement and the Stock Power (the “Documents”) and otherwise to carry out his obligations thereunder. The execution and delivery of each of the Documents by Chang and the consummation of the transactions contemplated thereby have been duly authorized by all necessary action on the part of Chang and third parties and no further action is required by Chang or third parties in connection therewith. Each of the Documents has been duly executed by Chang and constitutes the valid and binding obligation of Chang and is enforceable against Chang in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(ii) Escrow Shares. The Escrow Shares are validly issued, fully paid and nonassessable shares of the Company, and free and clear of all pledges, liens and encumbrances.

(iii) Title to Escrow Shares. Chang has, and will provide to the Escrow Agent, good and valid title to the Escrow Shares to be transferred and delivered on behalf of Chang to the Investors hereunder, free and clear of all liens, encumbrances, equities or claims.

(iv) No Conflicts. Chang’s execution and delivery of the Documents, Chang’s performance of his obligations under the Documents and the consummation of the transactions contemplated thereby do not and will not (i) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument or other understanding to which Chang, the Company or any Subsidiary is a party or by which any property or asset of Chang, the Company or any Subsidiary is bound or affected, or (ii) result (with or without notice, lapse of time or both) in the creation or imposition of any lien, charge or encumbrance upon the Escrow Shares.

(v) Filings, Consents and Approvals. Except for the filing with the PRC State Administration of Foreign Exchange with respect to the change of share structure in the Company, neither Chang nor the Company is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any U.S. or PRC court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by Chang and Escrow Agent of the Transaction Documents to which they are a party or the consummation of the transactions contemplated by any of the Transaction Documents.

(vi) No Impairment of Investor Rights. Neither Chang nor the Company shall take any action which could impair Investors’ rights in the Escrow Shares.

(vii) No Sale of Shares. Chang shall not sell, transfer, assign or otherwise dispose of (by operation of law or otherwise) or grant any option with respect to any Escrow Shares prior to the termination of this Agreement. For so long as this Agreement is in effect, the Company shall cause the Transfer Agent to maintain stop transfer instructions on its records with respect to all transfers of the Escrow Shares, except for the transfer and delivery to the Investors contemplated hereby.

(viii) Attorney-in-Fact. Escrow Agent is hereby appointed the attorney-in-fact of Chang for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that Escrow Agent reasonably may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, Escrow Agent has full power and authority to effect any transfer of the Escrow Shares permitted under the terms of this Agreement.

4. Disbursement of Escrow Shares Chang hereby agrees with and for the benefit of the Investors that if the After-Tax Net Income for the fiscal year ended December 31, 2007 reported in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2007, as filed with the Commission (the “2007 Annual Report”) is $8,350,000 or less (the “2007 Guaranteed ATNI”), Escrow Agent shall, on behalf of Chang, transfer to each Investor on a pro rata basis (based upon such Investor’s Investment Amount relative to the aggregate Investment Amount of all Investors) for no additional consideration, the Escrow Shares. If the 2007 Annual Report reflects After-Tax Net Income equal to or less than the 2007 Guaranteed ATNI, then the Company shall provide written instruction to Escrow Agent instructing Escrow Agent to issue and deliver certificates evidencing a certain number of Escrow Shares, as applicable, in accordance with Exhibit A, to each Investor, within ten (10) Business Days of the date the audit report for the fiscal year ending December 31, 2007 is filed with the Commission. Escrow Agent shall rely only on the letter of instruction from the Company in this regard. If the 2007 Annual Reports reflect After-Tax Net Income of greater than the 2007 Guaranteed ATNI for the fiscal year ending December 31, 2007, the Company shall provide written instruction to Escrow Agent for the release of the Escrow Shares to Chang. Notwithstanding anything to the contrary contained herein, in the event that the release of the Escrow Shares to the Investors or Chang is deemed to be an expense or deduction from revenues/income of the Company for the applicable year, as required under U.S. generally accepted accounting principles, then such expense or deduction shall be excluded for purposes of determining whether or not the 2007 Guaranteed ATNI has been achieved by the Company.

5. Duration This Agreement shall terminate upon the distribution of all the Escrow Shares. The Company agrees to promptly provide the Escrow Agent written notice of the filing with the Commission of any financial statements or reports referenced herein.

6. Escrow Shares.  If the Escrow Shares are deliverable to the Investors pursuant to in accordance with this Agreement, and as required by the SPA, Chang, the Company and Escrow Agent covenant and agree to cooperate with the Transfer Agent so that the Transfer Agent promptly reissues such Escrow Shares in the applicable Investor’s name and delivers the same as directed by such Investor. Until such time as the Escrow Shares are required to be delivered pursuant to the SPA and in accordance with this Agreement, any dividends payable in respect of the Escrow Shares and all voting rights applicable to the Escrow Shares shall be retained by Chang. Should Escrow Agent receive dividends or voting materials, such items shall not be held by Escrow Agent, but shall be passed immediately on to Chang and shall not be invested or held for any time longer than is needed to effectively re-route such items to Chang. In the event that Escrow Agent receives a communication requiring the conversion of the Escrow Shares to cash or the exchange of the Escrow Shares for that of an acquiring company, the Escrow Agent shall solicit and follow the written instructions of Chang; provided, that the cash or exchanged shares are instructed to be redeposited into the Escrow Account. Chang shall be responsible for all taxes resulting from any such conversion or exchange.

Assuming Chang provides good and valid title to the Escrow Shares to be transferred and delivered on behalf of Chang to the Investors hereunder, free and clear of all liens, encumbrances, equities or claims, the Escrow Agent will ensure that upon delivery of the Escrow Shares, good and valid title to the Escrow Shares, free and clear of all liens, encumbrances, equities or claims will pass to the Investors.  The Escrow Agent shall not take any action which could impair Investors’ rights in the Escrow Shares. The Escrow Agent shall not sell, transfer, assign or otherwise dispose of (by operation of law or otherwise) or grant any option with respect to any Escrow Shares prior to the termination of this Agreement.

7. Interpleader Should any controversy arise among the parties hereto with respect to this Agreement or with respect to the right to receive the Escrow Shares, Escrow Agent shall have the right to consult counsel and/or to institute an appropriate interpleader action to determine the rights of the parties. Escrow Agent is also hereby authorized to institute an appropriate interpleader action upon receipt of a written letter of direction executed by the parties so directing Escrow Agent. If Escrow Agent is directed to institute an appropriate interpleader action, it shall institute such action not prior to thirty (30) days after receipt of such letter of direction and not later than sixty (60) days after such date. Any interpleader action instituted in accordance with this Section 6 shall be filed in any court of competent jurisdiction in the State of New York, and the Escrow Shares in dispute shall be deposited with the court and in such event Escrow Agent shall be relieved of and discharged from any and all obligations and liabilities under and pursuant to this Agreement with respect to the Escrow Shares.

8. Exculpation and Indemnification of Escrow Agent (a) Escrow Agent is not a party to, and is not bound by or charged with notice of any agreement out of which this escrow may arise. Escrow Agent acts under this Agreement as a depositary only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of the escrow, or any part thereof, or for the form or execution of any notice given by any other party hereunder, or for the identity or authority of any person executing any such notice. Escrow Agent will have no duties or responsibilities other than those expressly set forth herein. Escrow Agent will be under no liability to anyone by reason of any failure on the part of any party hereto (other than Escrow Agent) or any maker, endorser or other signatory of any document to perform such person’s or entity’s obligations hereunder or under any such document. Except for this Agreement and instructions to Escrow Agent pursuant to the terms of this Agreement, Escrow Agent will not be obligated to recognize any agreement between or among any or all of the persons or entities referred to herein, notwithstanding its knowledge thereof.

(b) Escrow Agent will not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, and may rely conclusively on, and will be protected in acting upon, any order, notice, demand, certificate, or opinion or advice of counsel (including counsel chosen by Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is reasonably believed by Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The duties and responsibilities of Escrow Agent hereunder shall be determined solely by the express provisions of this Agreement and no other or further duties or responsibilities shall be implied, including, but not limited to, any obligation under or imposed by any laws of the State of New York upon fiduciaries.

(c) Escrow Agent will be indemnified and held harmless, jointly and severally, by the Company and Chang from and against any expenses, including reasonable attorneys’ fees and disbursements, damages or losses suffered by Escrow Agent in connection with any claim or demand, which, in any way, directly or indirectly, arises out of or relates to this Agreement or the services of Escrow Agent hereunder; except, that if Escrow Agent is guilty of willful misconduct, fraud or gross negligence under this Agreement, then Escrow Agent will bear all losses, damages and expenses arising as a result of such willful misconduct, fraud or gross negligence. Promptly after the receipt by Escrow Agent of notice of any such demand or claim or the commencement of any action, suit or proceeding relating to such demand or claim, Escrow Agent will notify the other parties hereto in writing. For the purposes hereof, the terms “expense” and “loss” will include all amounts paid or payable to satisfy any such claim or demand, or in settlement of any such claim, demand, action, suit or proceeding settled with the express written consent of the parties hereto, and all costs and expenses, including, but not limited to, reasonable attorneys’ fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding. The provisions of this Section 7 shall survive the termination of this Agreement.

9. Compensation of Escrow Agent. The Company will pay Escrow Agent $3,000 for all services rendered by Escrow Agent hereunder.

10. Resignation of Escrow Agent At any time, upon ten (10) days’ written notice to the Company, Escrow Agent may resign and be discharged from its duties as Escrow Agent hereunder. As soon as practicable after its resignation, Escrow Agent will promptly turn over to a successor escrow agent appointed by the Company the Escrow Shares held hereunder upon presentation of a document appointing the new escrow agent and evidencing its acceptance thereof. If, by the end of the 10-day period following the giving of notice of resignation by Escrow Agent, the Company shall have failed to appoint a successor escrow agent, Escrow Agent may interplead the Escrow Shares into the registry of any court having jurisdiction.

11. Records Escrow Agent shall maintain accurate records of all transactions hereunder. Promptly after the termination of this Agreement or as may reasonably be requested by the parties hereto from time to time before such termination, Escrow Agent shall provide the parties hereto, as the case may be, with a complete copy of such records, certified by Escrow Agent to be a complete and accurate account of all such transactions. The authorized representatives of each of the parties hereto shall have access to such books and records at all reasonable times during normal business hours upon reasonable notice to Escrow Agent.

12. Notice All notices, communications and instructions required or desired to be given under this Agreement must be in writing and shall be deemed to be duly given if sent by registered or certified mail, return receipt requested, or overnight courier, to the address listed on the signature pages hereto.

13. Execution in Counterparts This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14. Assignment and Modification This Agreement and the rights and obligations hereunder of any of the parties hereto may not be assigned without the prior written consent of the other parties hereto, except that any Investor shall have the right to assign its rights to receive all or any portion of the Escrow Shares deliverable to such Investor without the consent of any other party to this Agreement. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns. No other person will acquire or have any rights under, or by virtue of, this Agreement. No portion of the Escrow Shares shall be subject to interference or control by any creditor of any party hereto, or be subject to being taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such party hereto prior to the disbursement thereof to such party hereto in accordance with the provisions of this Agreement. This Agreement may be changed or modified only in writing signed by all of the parties hereto.

15. General.

This Agreement and the performance hereunder shall be governed by the laws of the State of New York. Chang consents to jurisdiction and venue for any litigation arising out of this Agreement of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York, New York County.

16. Headings The headings contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

17. Attorneys’ Fees If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees from the other party (unless such other party is the escrow agent), which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded.

18. Merger or Consolidation.

Any corporation or association into which Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which Escrow Agent is a party, shall be and become the successor escrow agent under this Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

[REMAINDER OF PAGE INTENTIONALLY BLANK-
SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date set forth opposite their respective names.

CHINA AGRITECH, INC.

By: ___________________________
Name: Yu Chang
Title: Chief Executive Officer

Address for Notice:

______________________________
Yu Chang

Address for Notice:

SECURITIES TRANSFER CORPORATION

By: ___________________________
Name:
Title:

Address for Notice:

INVESTORS ____________________

By: ___________________________
Name:
Title:

Address for Notice: